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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                              Iomega Corporation
            (Exact name of registrant as specified in its charter)


        Delaware                                        86-0385884
(State of incorporation                      (IRS Employer Identification No.)
    or organization)

    1821 West Iomega Way, Roy, Utah                           84067
(Address of principal executive offices)                    (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c)(1), please check
the following box.     /  /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A. (c)(2), please check the following box.      /  /

Securities to be registered pursuant to Section 12(b) of the Act:


                                    None

Securities to be registered pursuant to Section 12(g) of the Act:

                   % CONVERTIBLE SUBORDINATED NOTES DUE 2001
                               (Title of class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description under the heading "Description of Notes" relating to the Registrant's Convertible Subordinated Notes due 2001 (the "Notes") in the Prospectus included in the Registrant's Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 33-64995) filed with the Securities and Exchange Commission on February 27, 1996 (as amended, the "Registration Statement on Form S-3"), is incorporated herein by reference.

Item 2.  EXHIBITS

    The following exhibits are filed herewith (or incorporated by reference as indicated below).

    1. One copy of the Registrant's proposed form of indenture for the securities registered hereunder (incorporated by reference to Exhibit
        4.4 to the Registration Statement on Form S-3).

    2. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3).

    3. By-Laws of the Registrant (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 4, 1993).

    4. Rights Agreement between the Company, and The First National Bank of Boston dated July 28, 1989 (incorporated by reference to the Company's Current Report on Form 8-K dated July 28, 1989).



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                                  SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        IOMEGA CORPORATION



                                        By: /s/ Leonard C. Purkis
                                            ----------------------------------
                                            Leonard C. Purkis
                                            Senior Vice President, Finance
                                             and Chief Financial Officer

Date: March 1, 1996